EXHIBIT 99.2

                                MERGER AGREEMENT

                                      AMONG

                          KNOWLEDGE FOUNDATIONS, INC.,

                                   KFI, INC.,

                              CERTAIN SHAREHOLDERS,

                                       AND

                                  BSI2000, INC.

                                 APRIL 23, 2002

                                TABLE OF CONTENTS

1.  DEFINITIONS................................................................1

2.  BASIC TRANSACTION..........................................................5
    2.1  The Merger............................................................5
    2.2  The Closing...........................................................5
    2.3  Actions at the Closing................................................6
    2.4  Effect of Merger......................................................6
    2.5  Closing of Transfer Records...........................................7
    2.6  Dissenting Shares.....................................................7

3.  REPRESENTATIONS AND WARRANTIES OF THE TARGET; MAJOR SHAREHOLDERS...........7
    3.1  Organization, Qualification, and Corporate Power......................7
    3.2  Capitalization........................................................8
    3.3  Authorization of Transaction..........................................8
    3.4  Noncontravention......................................................8
    3.5  Financial Statements..................................................9
    3.6  Books And Records.....................................................9
    3.7  Title To Properties; Encumbrances.....................................9
    3.8  Condition And Sufficiency Of Assets..................................10
    3.9  Accounts Receivable..................................................10
    3.10 Inventory............................................................10
    3.11 No Undisclosed Liabilities...........................................10
    3.12 Taxes................................................................10
    3.13 No Material Adverse Change...........................................11
    3.14 Employee Benefits....................................................11
    3.15 Compliance With Legal Requirements; Governmental Authorizations......12
    3.16 Legal Proceedings; Orders............................................13
    3.17 Absence Of Certain Changes And Events................................14
    3.18 Contracts; No Defaults...............................................15
    3.19 Insurance............................................................16
    3.20 Environmental Matters................................................17
    3.21 Employees............................................................18
    3.22 Labor Relations; Compliance..........................................18
    3.23 Intellectual Property................................................18
    3.24 Certain Payments.....................................................21
    3.25 Relationships With Related Persons...................................21
    3.26 Brokers' Fees........................................................21
    3.27 Disclosure...........................................................22

4.  REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY.22
    4.1  Organization.........................................................22
    4.2  Filings with the SEC.................................................22
    4.3  Financial Statements.................................................23
    4.4  No Business Conducted................................................23
    4.5  Undisclosed Liabilities..............................................23
    4.6  Authorization of Transaction.........................................23

    4.7  Noncontravention.....................................................23
    4.8  Buyer's Shares.......................................................24
    4.9  Reporting Company Status; NASD Compliance............................24
    4.10 No Injunctions.......................................................24
    4.11 Brokers' Fees........................................................24
    4.12 Disclosure...........................................................24

5.  COVENANTS.................................................................25
    5.1  General..............................................................25
    5.2  Notices and Consents.................................................25
    5.3  Regulatory Matters and Approvals.....................................25
    5.4  Operation of Business................................................26
    5.5  Full Access..........................................................27
    5.6  Notice of Developments...............................................27
    5.7  Exclusivity..........................................................27

6.  CONDITIONS TO OBLIGATION TO CLOSE.........................................27
    6.1  Conditions to Obligation of the Buyer and the Transitory Subsidiary..27
    6.2  Conditions to Obligation of the Target...............................29

7.  INDEMNIFICATION...........................................................30
    7.1  Indemnification......................................................30
    7.2  Warranty of No Claims................................................30
    7.3  Time Limitations.....................................................30
    7.4  Target Indemnity.....................................................31
    7.5  Buyer Indemnity......................................................31
    7.6  Indemnity Procedure..................................................31

8.  TERMINATION...............................................................31
    8.1  Termination of Agreement.............................................31
    8.2  Effect of Termination................................................32

9.  MISCELLANEOUS.............................................................32
    9.1  Survival.............................................................32
    9.2  Press Releases and Public Announcements..............................32
    9.3  Other Agreements.....................................................32
    9.4  No Third-Party Beneficiaries.........................................32
    9.5  Entire Agreement.....................................................33
    9.6  Succession and Assignment............................................33
    9.7  Counterparts.........................................................33
    9.8  Headings.............................................................33
    9.9  Notices..............................................................33
    9.10 Governing Law........................................................34
    9.11 Amendments and Waivers...............................................34
    9.12 Severability.........................................................34
    9.13 Expenses.............................................................34
    9.14 Construction.........................................................34
    9.15 Incorporation of Exhibits and Schedules..............................35

Exhibit A -- Articles of Merger
Exhibit B -- Certificate of Merger
Exhibit C -- the Reorganization, Redemption and Recapitalization Agreement Exhibit D -- Lock-Up and Escrow Agreement
Disclosure Schedule -- Exceptions to Representations and Warranties

                                MERGER AGREEMENT


      Agreement entered into as of April 23, 2002, by and among Knowledge Foundations, Inc., a Delaware corporation (the "Buyer"), KFI, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Buyer (the "Transitory Subsidiary"), and BSI2000, Inc., a Colorado corporation (the "Target"). The Buyer, the Transitory Subsidiary, and the Target are referred to collectively herein as the "Parties."

      A. Target is engaged in the business of providing "value-added" manufacturing to laser cards with a wide variety of applications, developing software to support various applications, and reselling and distributing cards and software under private label to the end user.

      B. Buyer is a public company without any ongoing business operations whose shareholders would like to acquire Target as it has operations which Buyer believes could be financed by the public markets.

      C. Target needs financing to meet its business objectives and Target's management believes the needed financing may be raised through Buyer if it completes a merger with the Transitory Subsidiary.

      D. Transitory Subsidiary has been formed to merge with and into the Target pursuant to a non-taxable reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("Code"), and specifically as a reverse triangular merger as authorized by Section 368(a)(2)(E) of the Code whereby the Common Stock of the Buyer shall be used as consideration for the transaction.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.    DEFINITIONS.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Articles of Merger" has the meaning set forth in Section 2.3 below.

      "Balance Sheet"has the meaning set forth in Section 3.5 below.

      "Buyer" has the meaning set forth in the preface above.

      "Buyer-owned Share" means any Target Share beneficially owned by the Buyer or the Transitory Subsidiary.

      "Buyer Shares" means any shares of Common Stock, $.001 par value per share, issued by Buyer.

      "Certificate of Merger" has the meaning set forth in Section 2.3 below.

      "Closing" has the meaning set forth in Section 2.2 below.

      "Closing Date" has the meaning set forth in Section 2.2 below.

      "Colorado Business Corporation Act" means the Business Corporation Act of the State of Colorado, as amended.

      "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

      "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

      "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "Definitive Proxy Materials" means the definitive proxy materials relating to the Special Meeting of Buyer and of Target.

      "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

      "Derivative Securities" shall mean those securities as defined in Section
3.2 below.

      "Disclosure Schedule" has the meaning set forth in Section 3 below.

      "Dissenting Share" has the meaning set forth in Section 2.6 below.

      "Effective Time" has the meaning set forth in Section 2.4(a) below.

      "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

      "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body" means any:

            (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

            (b) federal, state, local, municipal, foreign, or other government;

            (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

            (d) multi-national organization or body; or

            (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "Intellectual Property Assets" has the meaning set forth in Section 3.23 below.

      "Joint Disclosure Document" means the disclosure document combining the Prospectus and the Definitive Proxy Materials.

      "Knowledge" means an individual shall be deemed to have "Knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

      "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

      "Major Shareholders" shall mean Richard Kirk and Jack Harper, who collectively own approximately 51% of the outstanding Target Shares.

      "Merger" has the meaning set forth in Section 2.1 below.

      "Merger Consideration" has the meaning set forth in Section 2.4(e) below.

      "Most Recent Fiscal Quarter End" has the meaning set forth in Section 4.3 below.

      "National Association of Securities Dealers" has the meaning set forth in
Section 4.10 below.

      "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

      "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

            (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

            (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

      "Organizational Documents" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

      "Over-the-Counter Bulletin Board" shall have the meaning set forth in
Section 4.10 below.

      "Party" has the meaning set forth in the preface above.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body, or arbitrator.

      "Prospectus" means the final prospectus relating to the registration of the Buyer Shares under the Securities Act.

      "Related Person" means, with respect to a particular individual:

            (a) each other member of such individual's Family;

            (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

            (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

            (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

            (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

            (b) any Person that holds a Material Interest in such specified Person;

            (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

            (d) any Person in which such specified Person holds a Material Interest;

            (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

            (f) any Related Person of any individual described in clause (b) or
      (c).

      For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

      "Registration Statement" has the meaning set forth in Section 5.3(a) below.

      "Requisite Stockholder Approval" means the affirmative vote of the holders of ninety-five percent (95%) of the Target Shares in favor of this Agreement and the Merger.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "Special Meeting" has the meaning set forth in Section 5.3(b) and Section 5.3(c) below.

      "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "Surviving Corporation" has the meaning set forth in Section 2.1 below.

      "Target" has the meaning set forth in the preface above.

      "Target Share" means any share of the Common Stock, no par value per share, of the Target.

      "Target Stockholder" means any Person who or which holds any Target
Shares.

      "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

      "Threatened" means that a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

      "Transitory Subsidiary" has the meaning set forth in the preface above.

2.    BASIC TRANSACTION.

      2.1   The Merger.

      On and subject to the terms and conditions of this Agreement, the Transitory Subsidiary will merge with and into the Target (the "Merger") at the Effective Time. The Target shall be the corporation surviving the Merger (the "Surviving Corporation").

      2.2   The Closing.

      The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gammage & Burnham PLC in Phoenix, Arizona, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

      2.3   Actions at the Closing.

      At the Closing, (i) the Target will deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments, and documents referred to in Section 6.1 below, (ii) the Buyer and the Transitory Subsidiary will deliver to the Target the various certificates, instruments, and documents referred to in Section 6.2 below, (iii) the Target and the Transitory Subsidiary will file with the Secretary of State of the State of Colorado Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger"), (iv) the Target and the Transitory Subsidiary will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit B (the "Certificate of Merger"), and (v) the Buyer will cause the Buyer Shares to be exchanged in the manner provided in the Articles of Merger and the Certificate of Merger.

      2.4   Effect of Merger.

            (a) General. The Merger shall become effective at the time (the "Effective Time") the Target and the Transitory Subsidiary file the Articles of Merger with the Secretary of State of the State of Colorado and the Certificate of Merger with the Secretary of State of the State of Delaware (with the later of the time of acceptance by the Secretary of State of the State of Colorado and the Secretary of State of the State of Delaware being referred to herein as the "Effective Time"). The Merger shall have the effect set forth in the Colorado Business Corporation Act and in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

            (b) Articles of Incorporation. Unless otherwise determined by Buyer prior to the Effective Time, the Articles of Incorporation of the Target shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation. The name of Buyer shall be changed to "BSI2000, Inc." and the name of the Surviving Corporation shall be changed to "BSI Operating Corp."

            (c) Bylaws. The Bylaws of the Target, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended, and the Bylaws of the Buyer shall remain unchanged until later amended by the Buyer's new Board of Directors.

            (d) Directors and Officers. The directors and officers of the Target shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office). At the Effective Time, all of the directors and officers of the Buyer shall resign and the directors and officers of the Target shall become the directors and officers of Buyer in addition to a director to be selected by Lance Mullins.

            (e) Conversion of Target Shares. At and as of the Effective Time, each Target Share (other than any Dissenting Share or Buyer-owned Share) shall be converted into the right to receive Buyer Shares as set forth in the Articles of Merger attached hereto as Exhibit A. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.4 after the Effective Time.

            (f) Conversion of Capital Stock of the Transitory Subsidiary. At and as of the Effective Time, each share of Common Stock, no par value per share, of the Transitory Subsidiary shall be converted into one share of Common Stock, no par value per share, of the Surviving Corporation as set forth in the Articles of Merger attached hereto as Exhibit A. Each stock certificate of Transitory Subsidiary evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

      2.5   Closing of Transfer Records.

      After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

      2.6   Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary, any Target Shares issued and outstanding immediately prior to the Effective Time that are held by a Target Stockholder who has exercised and perfected appraisal rights for such shares in accordance with Article 113 of the Colorado Business Corporation Act and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Buyer Shares pursuant to Section 2.4, but the holder thereof shall only be entitled to such rights as are granted by the Colorado Business Corporation Act.

            (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Buyer Shares to which such Target Stockholder would otherwise be entitled under Section 2.4 upon surrender of the certificate representing such shares.

            (c) The Target shall give the Buyer prompt notice of any written demand for appraisal received by the Target pursuant to the applicable provisions of the Colorado Business Corporation Act and the opportunity to participate in all negotiations and proceedings with respect to such demands. The Target shall not, except with the prior written consent of the Buyer, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

            (d) After payments of fair value in respect of Dissenting Shares have been made to dissenting shareholders pursuant to the Colorado Business Corporation Act, such Dissenting Shares shall be canceled.

3.    Representations and Warranties of the Target; MAJOR SHAREHOLDERS.

      The Target and the Major Shareholders represent and warrant to Buyer and the Transitory Subsidiary that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Disclosure Schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

      3.1   Organization, Qualification, and Corporate Power.

      Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of the Target and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

      3.2   Capitalization.

      The entire authorized capital stock of the Target consists of 11,000,000 Target Shares, of which 6,005,323 Target Shares are issued and outstanding and none are held in treasury. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable, free and clear of all Encumbrances. Other than as set forth in Schedule 3.2, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock (collectively, "Derivative Securities"). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.
Schedule 3.2 contains a complete list of the holders of and the date of issuance of the Target Shares and the Derivative Securities and the number of shares held by each. None of the Target Shares or Derivative Securities was issued in violation of the Securities Act or any other Legal Requirement. No registration rights have been given to any holder of capital stock or Derivative Securities. The Target does not have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

      3.3   Authorization of Transaction.

      The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Target cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

      3.4   Noncontravention.

      Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, directly or indirectly, (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) or (iii) cause Buyer or Target or its Subsidiaries to become subject to, or to become liable for the payment of, any tax, or (iv) cause any of the assets owned by Target or its Subsidiaries to be reassessed or revalued by any taxing authority or other Governmental Body. Other than in connection with the Colorado Business Corporation Act, the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, none of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement. Except as set forth in Schedule 3.4, neither Target nor its Subsidiaries will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

      3.5   Financial Statements.

      Major Shareholders have delivered to Buyer unaudited consolidated balance sheets of Target and its Subsidiaries as of December 31 in each of the two years ended 2000 and 2001 and as of the three-month period ended March 31, 2002 (collectively, "Unaudited Statements"); and shall deliver on or before May 1, 2002: (a) audited consolidated balance sheets of Target and its Subsidiaries as at December 31 in each of the two years ended 2000 and 2001, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Erhardt, Keefe, Steiner, and Hottman, P.C., independent certified public accountants (collectively, "Audited Statements"), and (b) an unaudited consolidated balance sheet of the Target and its Subsidiaries as at March 31, 2002, (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the three months then ended, including in each case the notes thereto. Such financial statements and notes do and shall fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Target and its Subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.5 shall reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Target and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company. It shall constitute a material breach of this Agreement if the Unaudited Statements are substantially different than the Audited Statements.

      3.6   Books And Records.

      The books of account, minute books, stock record books, and other records of the Target and its Subsidiaries, all of which have been made available to Buyer, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act (regardless of the fact that the Target and its Subsidiaries are not subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Target and its Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Target and its Subsidiaries, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Target and its Subsidiaries.

      3.7   Title To Properties; Encumbrances.

      Schedule 3.7 contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by Target and its Subsidiaries. The Target and its Subsidiaries own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed in Schedule 3.7 and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Target and its Subsidiaries since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Security Interests other than as set forth in Schedule 3.7.

      3.8   Condition And Sufficiency Of Assets.

      The equipment of the Target and its Subsidiaries is in good operating condition and repair, and is adequate for the uses to which it is being put. The equipment will be sufficient for the continued conduct of the Target and its Subsidiaries' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

      3.9   Accounts Receivable.

      All accounts receivable of the Target and its Subsidiaries that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Target and its Subsidiaries as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Target and its Subsidiaries as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.9 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

      3.10  Inventory.

      All inventory of the Target and its Subsidiaries, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Target and its Subsidiaries as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Target and its Subsidiaries.

      3.11  No Undisclosed Liabilities.

      Except as set forth in Schedule 3.11, the Target and its Subsidiaries have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for current liabilities incurred in the Ordinary Course of Business since the respective dates thereof which in no event shall exceed a total of Seventy-Five Thousand Dollars ($75,000) as of the Closing.

      3.12  Taxes.

            (a) Except as set forth in Schedule 3.12, the Target and its Subsidiaries have filed or caused to be filed (on a timely basis since inception of the Company) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Major Shareholders have delivered to Buyer copies of all such Tax Returns filed since inception of the Company. The Target and its Subsidiaries have paid all taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Major Shareholders or Target and its Subsidiaries, except such taxes, if any, as are listed in Schedule 3.12 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet. All Tax Returns not filed for the periods ended after June 30, 1996 shall be prepared and filed on or before May 15, 2002 and none of said Tax Returns will show any income to be reported for federal or state tax purposes.

            (b) The United States federal and state income Tax Returns of each of Target and its Subsidiaries subject to such taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through June 30, 1996.
      Schedule 3.12 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in
      Schedule 3.12, are being contested in good faith by appropriate proceedings. Schedule 3.12 describes all adjustments to the United States federal income Tax Returns filed by Target and its Subsidiaries or any group of corporations including Target and its Subsidiaries for all taxable years since 1996, and the resulting deficiencies proposed by the IRS. Except as described in Schedule 3.12, no Seller or Target and its Subsidiaries has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of Target and its Subsidiaries or for which Target and its Subsidiaries may be liable.

            (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each of Target and its Subsidiaries are adequate (determined in accordance with GAAP) and are at least equal to that Target and its Subsidiaries's liability for Taxes. There exists no proposed tax assessment against Target and its Subsidiaries except as disclosed in the Balance Sheet or in Schedule 3.12. No consent to the application of
      Section 341(f)(2) of the Internal Revenue Code has been filed with respect to any property or assets held, acquired, or to be acquired by Target and its Subsidiaries. All taxes that Target and its Subsidiaries is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

            (d) All Tax Returns filed by (or that include on a consolidated basis) Target and its Subsidiaries are true, correct, and complete. There is no tax sharing agreement that will require any payment by Target and its Subsidiaries after the date of this Agreement. Neither the Target nor its Subsidiaries is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

      3.13  No Material Adverse Change.

      Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Target or its Subsidiaries, and no event has occurred or circumstance exists that may result in such a material adverse change.

      3.14  Employee Benefits.

            (a) Target is not a party to or obligated to contribute to any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (an "Employee Benefit Plan"), guaranteed annual income plan, fund or arrangement, or any collective bargaining agreement, or any other agreement, plan or arrangement similar to or in the nature of the foregoing, oral or written.

            (b) There has not been any (i) termination or partial termination of any Employee Pension Benefit Plan maintained by Target (or any person, firm or corporation which is or was under common control within the meaning of Section 4001(b) of ERISA, with Target (hereinafter called "affiliate") during the period of such common control, at a time when Title IV of ERISA applied to such Plan, (ii) commencement of any proceeding to terminate any such Plan pursuant to ERISA, or otherwise, or
      (iii) written notice given to Target or any affiliate of the intention to commence or seek the commencement of any such proceeding, which (under
      (i)) resulted or (under (ii) or (iii) would result in an insufficiency of plan assets necessary to satisfy benefit commitments under Title IV of ERISA or benefits vested under the Plan. Neither Target nor any affiliate has incurred withdrawal liability, complete or partial, under the Multiemployer Pension Plan Amendments Act of 1980 on or prior to the date hereof.

      3.15  Compliance With Legal Requirements; Governmental Authorizations.

            (a) Except as set forth in Schedule 3.15:

                  (i) each of Target and its Subsidiaries is, and at all times since inception has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Target and its Subsidiaries of, or a failure on the part of Target and its Subsidiaries to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Target and its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) neither Target nor its Subsidiaries has received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Target and its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b) Schedule 3.15 contains a complete and accurate list of each Governmental Authorization that is held by Target and its Subsidiaries or that otherwise relates to the business of, or to any of the assets owned or used by, Target and its Subsidiaries. Each Governmental Authorization listed or required to be listed in Schedule 3.15 is valid and in full force and effect. Except as set forth in Schedule 3.15:

                  (i) each of Target and its Subsidiaries is, and at all times since inception has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.15;

                  (ii) no event has occurred or circumstance exists that may
            (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.15, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.15;

                  (iii) neither Target nor its Subsidiaries has received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                  (iv) all applications required to have been filed for the
            renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.15 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

      The Governmental Authorizations listed in Schedule 3.15 collectively constitute all of the Governmental Authorizations necessary to permit Target and its Subsidiaries to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Target and its Subsidiaries to own and use their assets in the manner in which they currently own and use such assets.

      3.16  Legal Proceedings; Orders.

            (a) Except as set forth in Schedule 3.16, there is no pending
      Proceeding:

                  (i) that has been commenced by or against Target or its
            Subsidiaries or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Target or its Subsidiaries; or

                  (ii) that challenges, or that may have the effect of
            preventing, delaying, making illegal, or otherwise interfering with, the Merger.

      (1) No such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Major Shareholders have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.16. The Proceedings listed in Schedule 3.16 will not have a material adverse effect on the business, operations, assets, condition, or prospects of Target and its Subsidiaries.

            (b) Except as set forth in Schedule 3.16:

                  (i) there is no Order to which any of the Target and its
            Subsidiaries, or any of the assets owned or used by Target and its Subsidiaries, is subject;

                  (ii) Major Shareholders are not subject to any Order that
            relates to the business of, or any of the assets owned or used by, Target and its Subsidiaries; and

                  (iii) no officer, director, agent, or employee of Target and its Subsidiaries is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Target and its Subsidiaries.

            (c) Except as set forth in Schedule 3.16:

                  (i) each of Target and its Subsidiaries is, and at all times since inception has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                  (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Target and its Subsidiaries, or any of the assets owned or used by Target and its Subsidiaries, is subject; and

                  (iii) Target and its Subsidiaries have not received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Target and its Subsidiaries, or any of the assets owned or used by Target and its Subsidiaries, is or has been subject.

      3.17  Absence Of Certain Changes And Events.

      Except as set forth in Schedule 3.17, since December 31, 2001, Target and its Subsidiaries have conducted their businesses only in the Ordinary Course of Business and there has not been any:

            (a) change in Target and its Subsidiaries' authorized or issued capital stock; grant of any Derivative Securities of Target and its Subsidiaries; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Target and its Subsidiaries of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            (b) amendment to the Organizational Documents of Target and its Subsidiaries;

            (c) payment or increase by Target and its Subsidiaries of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

            (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Target and its Subsidiaries;

            (e) damage to or destruction or loss of any asset or property of Target and its Subsidiaries, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Target and its Subsidiaries, taken as a whole;

            (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to Target and its Subsidiaries of at least $10,000;

            (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of Target and its Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Target and its Subsidiaries, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

            (h) cancellation or waiver of any claims or rights with a value to Target and its Subsidiaries in excess of $10,000;

            (i) material change in the accounting methods used by Target and its Subsidiaries; or

            (j) agreement, whether oral or written, by Target and its Subsidiaries to do any of the foregoing.

      3.18  Contracts; No Defaults.

            (a) Schedule 3.18 contains a complete and accurate list, and Major Shareholders have delivered to Buyer true and complete copies, of:

                  (i) each Contract that involves performance of services or delivery of goods or materials by one or more Target and its Subsidiaries of an amount or value in excess of $10,000;

                  (ii) each Contract that involves performance of services or delivery of goods or materials to one or more Target and its Subsidiaries of an amount or value in excess of $10,000;

                  (iii) each Contract that was not entered into in the Ordinary
            Course of Business and that involves expenditures or receipts of one or more Target and its Subsidiaries in excess of $10,000;

                  (iv) each lease, rental or occupancy agreement, license,
            installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

                  (v) each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                  (vi) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

                  (vii) each joint venture, partnership, and other Contract
            (however named) involving a sharing of profits, losses, costs, or liabilities by Target and its Subsidiaries with any other Person;

                  (viii) each Contract containing covenants that in any way
            purport to restrict the business activity of Target and its Subsidiaries or any Affiliate of Target and its Subsidiaries or limit the freedom of Target and its Subsidiaries or any Affiliate of Target and its Subsidiaries to engage in any line of business or to compete with any Person;

                  (ix) each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                  (x) each power of attorney that is currently effective and outstanding;

                  (xi) each Contract entered into other than in the Ordinary
            Course of Business that contains or provides for an express undertaking by Target and its Subsidiaries to be responsible for consequential damages;

                  (xii) each Contract for capital expenditures in excess of
            $10,000;

                  (xiii) each written warranty, guaranty, or other similar
            undertaking with respect to contractual performance extended by Target and its Subsidiaries other than in the Ordinary Course of Business; and

                  (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

      Schedule 3.18 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts and the amount of the remaining commitment of the Target and its Subsidiaries under the Contracts.

            (b) Except as set forth in Schedule 3.18:

                  (i) no Major Shareholder (and no Related Person of any Major
            Shareholder) has nor may it acquire any rights under, and no Major Shareholder has nor may it become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, Target and its Subsidiaries; and

                  (ii) no officer, director, agent, employee, consultant, or contractor of Target and its Subsidiaries is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of Target and its Subsidiaries, or (B) assign to Target and its Subsidiaries or to any other Person any rights to any invention, improvement, or discovery.

            (c) Except as set forth in Schedule 3.18, each Contract identified or required to be identified in Schedule 3.18 is in full force and effect and is valid and enforceable in accordance with its terms.

            (d) Except as set forth in Schedule 3.18:

                  (i) each of Target and its Subsidiaries is, and at all times since inception has been, in full compliance with all applicable terms and requirements of each Contract under which such Target and its Subsidiaries has or had any obligation or liability or by which such Target and its Subsidiaries or any of the assets owned or used by such Target and its Subsidiaries is or was bound;

                  (ii) each other Person that has or had any obligation or
            liability under any Contract under which Target and its Subsidiaries has or had any rights is, and at all times since inception has been, in full compliance with all applicable terms and requirements of such Contract;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Target and its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

                  (iv) neither Target nor its Subsidiaries has given to or
            received from any other Person, at any time since inception, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

            (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Target and its Subsidiaries under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

      3.19  Insurance.

            (a) On or before Closing, Major Shareholders will deliver to Buyer:

                  (i) true and complete copies of all policies of insurance to which Target and its Subsidiaries is a party or under which Target and its Subsidiaries, or any director of Target and its Subsidiaries, is or has been covered at any time within the five years preceding the date of this Agreement;

                  (ii) true and complete copies of all pending applications for policies of insurance; and

                  (iii) any statement by the auditor of Target and its
            Subsidiaries's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

            (b) Schedule 3.19 describes:

                  (i) any self-insurance arrangement by or affecting Target and its Subsidiaries, including any reserves established thereunder;

                  (ii) any contract or arrangement, other than a policy of
            insurance, for the transfer or sharing of any risk by Target and its Subsidiaries; and

                  (iii) all obligations of the Target and its Subsidiaries to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

            (c) Except as set forth on Schedule 3.19:

                  (i) All policies to which Target and its Subsidiaries is a party or that provide coverage to either Seller, Target and its Subsidiaries, or any director or officer of Target and its
            Subsidiaries:

                        (A) shall be valid, outstanding, and enforceable;

                        (B) shall be issued by an insurer that is financially
                  sound and reputable;

                        (C) taken together, shall provide adequate insurance
                  coverage for the assets and the operations of the Target and its Subsidiaries for all risks normally insured against by a Person carrying on the same business or businesses as Target and its Subsidiaries;

                        (D) shall be sufficient for compliance with all Legal
                  Requirements and Contracts to which Target and its Subsidiaries is a party or by which any of them is bound;

                        (E) shall continue in full force and effect following
                  the consummation of the Merger; and

                        (F) shall not provide for any retrospective premium
                  adjustment or other experienced-based liability on the part of Target and its Subsidiaries.

                  (ii) As of Closing, Seller or Target and its Subsidiaries will have received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) The Target and its Subsidiaries shall have paid all
            premiums due, and have otherwise performed all of their respective obligations, under each policy to which Target and its Subsidiaries is a party or that provides coverage to Target and its Subsidiaries or director thereof.

                  (iv) The Target and its Subsidiaries shall give notice to the insurer of all claims that may be insured thereby.

      3.20  Environmental Matters.

      Except as disclosed in Schedule 3.20, Target (i) is currently in compliance with all applicable environmental laws, and has obtained all permits and other authorizations needed to operate its facilities, (ii) has not violated any applicable environmental law, (iii) is unaware of any present requirements of any applicable environmental law which is due to be imposed upon it which will increase its cost of complying with the environmental laws, (iv) all past on-site generation, treatment, storage and disposal of waste, including hazardous waste, by Target and its predecessors have been done in compliance with the currently applicable environmental laws; and (v) all past off-site treatment, storage and disposal of waste, including hazardous waste, generated by Target and its predecessors have been done in compliance with the currently applicable environmental laws. As used in this Agreement, the terms (i) "Environmental Laws" include but are not limited to any federal, state or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, and (ii) "Waste," "Hazardous Substance," and "Hazardous Waste" include any substance defined as such by any applicable environmental law.

      3.21  Employees.

            (a) Schedule 3.21 contains a complete and accurate list of the following information for each employee or director of Target and its Subsidiaries, including each employee on leave of absence or layoff status; employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 2001; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Target and its Subsidiaries pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any plan for directors.

            (b) No employee or director of Target and its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Target and its Subsidiaries, or (ii) the ability of Target and its Subsidiaries to conduct its business, including any Proprietary Rights Agreement with Major Shareholders or the Target and its Subsidiaries by any such employee or director. To Major Shareholders' Knowledge, no director, officer, or other key employee of any Target and its Subsidiaries intends to terminate employment with Target or its Subsidiaries. No employee of Target has terminated employment since February 19, 2002.

            (c) Schedule 3.21 also contains a complete and accurate list of the following information for each retired employee or director of the Target and its Subsidiaries, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

      3.22  Labor Relations; Compliance.

      Since inception, no Target or its Subsidiaries has been or is a party to any collective bargaining or other labor Contract. Each Target and its Subsidiaries has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Target or its Subsidiaries is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

      3.23  Intellectual Property.

            (a) Intellectual Property Assets. The term "Intellectual Property Assets" includes:

                  (i) Target's name, all fictional business names, trading
            names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                  (ii) all patents, patent applications, and inventions and
            discoveries that may be patentable (collectively, "Patents");

                  (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

                  (iv) all rights in mask works (collectively, "Rights in Mask
            Works"); and

                  (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Target and its Subsidiaries as licensee or licensor.

            (b) Agreements. Schedule 3.23 contains a complete and accurate list and summary description, including any royalties paid or received by the Target and its Subsidiaries, of all Contracts relating to the Intellectual Property Assets to which Target and its Subsidiaries is a party or by which Target and its Subsidiaries are bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which Target and its Subsidiaries is the licensee. There are no outstanding and, to Major Shareholders' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

            (c) Know-How Necessary for the Business.

                  (i) The Intellectual Property Assets are all those necessary for the operation of the Target and its Subsidiaries' businesses as they are currently conducted or as reflected in the business plan given to Buyer by Major Shareholders. One or more of the Target and its Subsidiaries is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Security Interests, equities or other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                  (ii) Except as set forth in Schedule 3.23, all former and
            current employees of each Target and its Subsidiaries have executed written Contracts with one or more of the Target and its Subsidiaries that assign to one or more of the Target and its Subsidiaries all rights to any inventions, improvements, discoveries, or information relating to the business of any Target and its Subsidiaries. No employee of any Target and its Subsidiaries has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Target and its Subsidiaries.

            (d) Patents.

                  (i) Schedule 3.23 contains a complete and accurate list and summary description of all Patents. One or more of the Target and its Subsidiaries is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                  (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                  (iii) No Patent has been or is now involved in any
            interference, reissue, reexamination, or opposition proceeding. To Major Shareholders' Knowledge, there is no potentially interfering patent or patent application of any third party.

                  (iv) No Patent is infringed or, to Major Shareholders'
            Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by any Target and its Subsidiaries infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                  (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

            (e) Trademarks.

                  (i) Schedule 3.23 contains a complete and accurate list and summary description of all Marks. One or more of the Target and its Subsidiaries is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) All Marks that have been registered with the United
            States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                  (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Major Shareholders' Knowledge, no such action is Threatened with the respect to any of the Marks.

                  (iv) To Major Shareholders' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

                  (v) No Mark is infringed or, to Major Shareholders' Knowledge, has been challenged or threatened in any way. None of the Marks used by any Target and its Subsidiaries infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

            (f) Copyrights.

                  (i) Schedule 3.23 contains a complete and accurate list and summary description of all Copyrights. One or more of the Target and its Subsidiaries is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                  (iii) No Copyright is infringed or, to Major Shareholders'
            Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                  (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

            (g) Trade Secrets.

                  (i) With respect to each Trade Secret, the documentation
            relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                  (ii) Major Shareholders and the Target and its Subsidiaries
            have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                  (iii) One or more of the Target and its Subsidiaries has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Major Shareholders' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Target and its Subsidiaries) or to the detriment of the Target and its Subsidiaries. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

      3.24  Certain Payments.

      Since inception, no Target and its Subsidiaries or director, officer, agent, or employee of any Target and its Subsidiaries, or to Major Shareholders' Knowledge any other Person associated with or acting for or on behalf of any Target and its Subsidiaries, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Target and its Subsidiaries or any Affiliate of Target and its Subsidiaries, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Target and its Subsidiaries.

      3.25  Relationships With Related Persons.

      No Seller or any Related Person of Major Shareholders or of Target and its Subsidiaries has, or since the first day of the next to last completed fiscal year of the Target and its Subsidiaries has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Target and its Subsidiaries' businesses. No Seller or any Related Person of Major Shareholders or of Target and its Subsidiaries is, or since the first day of the next to last completed fiscal year of the Target and its Subsidiaries has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Target and its Subsidiaries, or (ii) engaged in competition with Target and its Subsidiaries with respect to any line of the products or services of such Target and its Subsidiaries (a "Competing Business") in any market presently served by such Target and its Subsidiaries except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.25, no Seller or any Related Person of Major Shareholders or of Target and its Subsidiaries is a party to any Contract with, or has any claim or right against, Target and its Subsidiaries.

      3.26  Brokers' Fees.

      Other than as set forth in Schedule 3.26, neither the Target nor its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      3.27  Disclosure.

            (a) The Definitive Proxy Materials will comply with the Securities Exchange Act in all material respects. The Definitive Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Target makes no representation or warranty with respect to any information that the Buyer and the Transitory Subsidiary will supply specifically for use in the Definitive Proxy Materials. None of the information that the Target will supply specifically for use in the Registration Statement or the Prospectus will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

            (b) No representation or warranty of Major Shareholders in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

            (c) No notice given pursuant to Section 9.9 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

            (d) There is no fact known to any Major Shareholder that has specific application to any Major Shareholder or Target and its Subsidiaries (other than general economic or industry conditions) and that materially adversely affects or, as far as either Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Target and its Subsidiaries (on a consolidated basis) that has not been set forth in this Agreement.

4.    Representations and Warranties of the Buyer and the Transitory Subsidiary.

      Each of the Buyer and the Transitory Subsidiary represents and warrants to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

      4.1   Organization.

      Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      4.2   Filings with the SEC.

      The Buyer has made all filings with the SEC that it has been required to make within the past two years under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Target has delivered to the Buyer a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

      4.3   Financial Statements.

      The Buyer has filed Quarterly Reports on Form 10-QSB for the fiscal quarters ended December 31, 2001 (the "Most Recent Fiscal Quarter End"), September 30, 2001 and June 30, 2001 and an Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Target and its Subsidiaries as of the indicated dates and the results of operations of the Target and its Subsidiaries for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

      4.4   No Business Conducted.

      Since April 2000, Buyer has conducted no sales or marketing activities nor generated any revenue.

      4.5   Undisclosed Liabilities.

      Neither Buyer nor Transitory Subsidiary has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

      4.6   Authorization of Transaction.

      Each of the Buyer and the Transitory Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms and conditions.

      4.7   Noncontravention.

      Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Transitory Subsidiary is subject or any provision of the charter or bylaws of either the Buyer or the Transitory Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the provisions of the Colorado Business Corporation Act, the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, neither the Buyer nor the Transitory Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      4.8   Buyer's Shares.

      The Buyer Shares to be delivered at Closing pursuant to Section 2 have been duly authorized and are validly issued, fully paid, and non-assessable, Buyer only has one class of stock which is not divided into series, and Buyer Shares represent not less than seventy-five percent (75%) of Buyer's common stock and not less than seventy percent (70%) of Buyer's total outstanding securities, whether voting or non-voting. Except as may be disclosed in Schedule 4.8, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or contracts or commitments that could require Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock, and there are no outstanding authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Buyer (collectively, "Buyer Derivative Securities"). As of the Closing, there shall not be any Buyer Derivative Securities and any Buyer Derivative Securities not exercised prior to the Closing shall be cancelled and rendered null and void.

      4.9   Reporting Company Status; NASD Compliance.

      Buyer files reports with the SEC pursuant to Section 12(g) of the Securities Exchange Act. The Company has a duly filed all material and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 12(g) of the Exchange Act. Buyer has complied with the reporting requirements of the National Association of Securities Dealers ("NASD") to have its common stock quoted on the Over-the-Counter Bulletin Board ("Bulletin Board"), and Buyer's common stock is listed and traded on the Bulletin Board under the symbol "KNFD". Buyer is currently in compliance with the reporting requirements of the NASD.

      4.10  No Injunctions.

      To the best of Buyer's Knowledge, neither Buyer, nor any of its present officers or present directors have, during the past five (5) years, been the subject of any injunction, cease and desist order, assurance of discontinuance, suspension or restraining order, revocation or suspension of a license to practice a trade, occupation or profession, denial of an application to obtain or renew same, any stipulation or consent to desist from any act or practice, any disciplinary action by any court or administrative agency, nor has Buyer or any of its present officers or present directors knowingly violated any state or federal laws regulating the offering and sale of securities.

      4.11  Brokers' Fees.

      Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Target and its Subsidiaries could become liable or obligated.

      4.12  Disclosure.

      The Registration Statement and the Prospectus will comply with the Securities Act in all material respects. The Registration Statement and the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Buyer and the Transitory Subsidiary make no representation or warranty with respect to any information that the Target will supply specifically for use in the Registration Statement and the Prospectus. None of the information that the Buyer and the Transitory Subsidiary will supply specifically for use in the Definitive Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

5.    Covenants.

      The Parties agree as follows with respect to the period from and after the execution of this Agreement.

      5.1   General.

      Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

      5.2   Notices and Consents.

      The Target will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its best efforts to obtain) any third party consents, that the Buyer may request in connection with the matters referred to in Section 3.4 above.

      5.3   Regulatory Matters and Approvals.

      Each of the Parties will (and the Target will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.4 and Section 4.4 above. Without limiting the generality of the foregoing:

            (a) Securities Act, Securities Exchange Act, and State Securities Laws. Buyer and the Target will mutually prepare and file with the SEC preliminary proxy materials under the Securities Exchange Act relating to their respective Special Meetings and will prepare and file with the SEC a Registration Statement under the Securities Act on Form S-4 relating to the offering and issuance of the Buyer Shares. The filing Party in each instance will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary. The Buyer will provide the Target, and the Target will provide the Buyer, with whatever information and assistance in connection with the foregoing filings that the filing Party may request. The Buyer will take all actions that may be necessary under state securities laws in connection with the offering and issuance of the Buyer Shares.

            (b) Colorado Business Corporation Act. The Target will call a special meeting of its stockholders (the "Special Meeting"), as soon as practicable to consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Colorado Business Corporation Act. The Target will mail the Joint Disclosure Document to its stockholders as soon as practicable. The Joint Disclosure Document will contain the affirmative recommendation of the board of directors of the Target in favor of the adoption of this Agreement and the approval of the Merger.

            (c) Delaware General Corporation Law. The Buyer will call a special meeting of its stockholders (the "Special Meeting"), or if permitted, will obtain a Majority Consent in Lieu of Meeting as soon as practicable to consider and vote on the approval of the Reorganization, Redemption and Recapitalization Agreement substantially in the form attached hereto as
      Exhibit 5.3(c) in accordance with the Delaware General Corporation Law, and on changed name to BSI2000, Inc. The board of directors of the Buyer will recommend approval of the Reorganization, Redemption and Recapitalization to Buyer's shareholders.

            (d) Target Information. Target shall furnish to Buyer all information concerning Target required to be included in the Joint Disclosure Document.

            (e) Buyer Information. Buyer shall furnish to Target all information concerning Buyer and Transitory Subsidiary required to be included in the Joint Disclosure Document.

            (f) Buyer Statements. Buyer agrees that the Joint Disclosure Document will contain all statements which are required to be stated therein in accordance with the Securities Exchange Act, the Securities Act, and the rules and regulations thereunder, and such statements will conform in all material respects with the requirements of such acts and the rules and regulations thereunder, and with respect to Buyer and Transitory Subsidiary will not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (g) Target Statements. Target agrees that the Joint Disclosure Document will contain all statements which are required to be stated therein in accordance with the Securities Exchange Act, the Securities Act, and the rules and regulations thereunder, and such statements will conform in all material respects with the requirements of such acts and the rules and regulations thereunder, and with respect to Target will not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Target shall use its best efforts and in good faith shall solicit the favorable vote by its stockholders concerning this Agreement and the Certificate of Merger as promptly as practicable following effectiveness of the Registration Statement.

            (h) Blue Sky Laws. Buyer shall comply with all applicable state securities laws relating to the distribution of Buyer common stock to holders of Target common stock pursuant to this Agreement. Within ten days following the execution of this Agreement, Target shall supply to Buyer a list of the states in which stockholders of Target currently reside. Said list of sates shall be updated by Target five days following the record date established for the Special Meeting of the stockholders of Target contemplated herein.

      5.4   Operation of Business.

      Neither the Target nor its Subsidiaries, nor the Buyer nor its Subsidiaries shall engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

            (a) other than as set forth in this Agreement, neither the Target nor its Subsidiaries, nor the Buyer nor its Subsidiaries will authorize or effect any change in its charter or bylaws;

            (b) other than as set forth in this Agreement, neither the Target nor its Subsidiaries, nor the Buyer nor its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

            (c) neither the Target nor its Subsidiaries, nor the Buyer nor its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or, other than as set forth in this Agreement, redeem, repurchase, or otherwise acquire any of its capital stock;

            (d) neither the Target nor its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

            (e) neither the Target nor its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

            (f) neither the Target nor its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

            (g) neither the Target nor its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business or hire any new officer or employee or fire any existing officer or employee; and

            (h) other than as set forth in this Agreement, neither the Target nor its Subsidiaries will commit to any of the foregoing.

      5.5   Full Access.

      Each of the Parties will (and will cause each of its Subsidiaries to) permit representatives of the other Party to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to it and its Subsidiaries. Each of the Parties will treat and hold as such any Confidential Information it receives from the other Party in the course of the reviews contemplated by this Section 5.5, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the other Party all tangible embodiments (and all copies) thereof which are in its possession as obtained from the other Party.

      5.6   Notice of Developments.

      Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      5.7   Exclusivity.

      The Target will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Target and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Target, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Target shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6.    Conditions to Obligation to Close.

      6.1   Conditions to Obligation of the Buyer and the Transitory Subsidiary.

      The obligation of the Buyer and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval and the number of Dissenting Shares shall not exceed five percent (5%) of the number of outstanding Target Shares;

            (b) the Target and its Subsidiaries shall have procured all of the third party consents specified in Section 5.2 above;

            (c) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

            (d) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (e) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries, or (D) affect adversely the right of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (f) the liabilities set forth in Schedule 6.1(f) shall be reduced to a total of $75,000 through the conversion of each one dollar of principal and interest amount of outstanding loans to Target to one dollar of the Target Shares at a price to be determined by the Board of Directors of Target as approved by Buyer and all notes formerly reflecting said loans shall be cancelled and rendered null and void (other than $500,000 which will be due and owing to Pursuit Capital, Inc., which shall be converted into warrants to receive 1,666,600 shares of Common Stock of Buyer, at $.30 per share, expiring May 1, 2007, as of the Closing);

            (g) the Target shall seek in good faith to negotiate a debt of $100,000 due and owing to Maxy Oil down to a total of $50,000 and regardless of the amount shall have repaid this obligation in full;

            (h) the Target shall have obtained executed lock-up agreements whereby all shareholders of the Target shall agree to lock-up the Buyer Shares (and stop transfer instructions shall be given to the stock transfer agent) to be received by them as follows: (i) all officers, directors, Affiliates and employees of Target shall lock-up all shares owned by them or by Persons controlled by them for two years ending two years after the Effective Date; and (ii) for a one-year period from the Effective Date for all shareholders not covered by Section 6.1(h)(i); however, notwithstanding this Section 6.1(h), (i) Buyer Shares may be sold in private transactions pursuant to Section 4(1) of the Securities Act if the transferee agrees to abide by the remaining term of the lock-up agreement and if the transferee is approved by Buyer and (ii) all lock-up agreements will automatically terminate immediately upon Buyer generating $10 million in gross revenues for any one-year period;

            (i) During the period from December 31, 2001 to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operation of Target taken as a whole;

            (j) To insure that all agreements governing any options, warrants, or stock appreciation rights, which have been granted by Target, are explicitly clear in light of the proposed Merger, Target shall obtain prior to and as a condition of Closing from each such holder of its options, warrants or stock appreciation rights, a written confirmation or certification, in a form satisfactory to Buyer and its counsel, specifying the number and exercise price of the Target options as of the Closing Date of the Merger, for which options or warrants of Buyer will be substituted pursuant to the Certificate of Merger, together with such other clarifications or amendments as shall be mutually acceptable to the parties;

            (k) the Target shall have delivered to the Buyer and the Transitory Subsidiary a certificate to the effect that each of the conditions specified above in Sections 6.1(a)-(j) is satisfied in all respects;

            (l) the Registration Statement shall have become effective under the Securities Act;

            (m) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Closing, of each director and officer of the Target and its Subsidiaries other than those set forth in the Articles of Merger;

            (n) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

The Buyer and the Transitory Subsidiary may waive any condition specified in this Section 6.1 if they execute a writing so stating at or prior to the Closing.

      6.2   Conditions to Obligation of the Target.

      The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (a) the Registration Statement shall have become effective under the Securities Act;

            (b) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

            (c) each of the Buyer and the Transitory Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries, or (D) affect adversely the right of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (e) the Target shall have received a total of Five Hundred Thousand Dollars ($500,000) in debt or equity financing on or before July 1, 2002 and hereby acknowledges already receiving Three Hundred Thousand Dollars ($300,000) as of the date of this Agreement, thereby needing only an additional $200,000;

            (f) Buyer shall have closed a reorganization as approved by its shareholders whereby it exchanges all of its intellectual property, including the name "Knowledge Foundations, Inc.," for the redemption of 35,141,618 Buyer Shares. Dr. Richard Ballard and certain other shareholders as specified pursuant to the Separation and Distribution Agreement which shall be substantially in the form attached hereto as Exhibit C;

            (g) Immediately prior to the Closing, there shall not be greater than 22,924,072 shares of Common Stock, issued and outstanding of Buyer which shall include: 5,022,100 shares issued prior to the execution of this Agreement and 17,901,972 shares to be issued pursuant to this Agreement to shareholders of Target; as of the Closing, there shall not be any Buyer Derivative Securities outstanding other than a warrant to Pursuit Capital, Inc. to receive 1,666,600 shares of Common Stock of Buyer.

            (h) Buyer shall have obtained an executed lock-up and escrow agreement in the form approved by Target whereby (i) Dr. Richard Ballard agrees to escrow 100,000 Buyer Shares owned by him until one (1) year after the Effective Time, (ii) Michael Dochterman agrees to escrow 50,000 Buyer Shares owned by him until six (6) months after the Effective Time and 50,000 Buyer Shares owned by him until one (1) year after the Effective Time, and (iii) Robert Dietrich agrees to escrow 25,000 Buyer Shares owned by him until six (6) months after the Effective Time;

            (i) each of the Buyer and the Transitory Subsidiary shall have delivered to the Target a certificate to the effect that each of the conditions specified above in Sections 6.2(a)-(h) is satisfied in all respects;

            (j) this Agreement and the Merger shall have received the Requisite Stockholder Approval; and

            (k) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Target.

The Target may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

7.    INDEMNIFICATION.

      7.1   Indemnification.

      The Major Shareholders jointly and severally agrees to indemnify and hold Buyer and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation incurred by Buyer, its officers, directors or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Target or the Major Shareholders contained in this Agreement, or
(ii) any failure of the Target or the Major Shareholders to perform or comply with any covenant contained in this Agreement.

      7.2   Warranty of No Claims.

      Target hereby represents and warrants, and the Major Shareholders hereby severally represent and warrant, that to the best of its and their knowledge and belief, there is no known past condition or set of facts relating to the executive officers and directors of Target which will give rise to any claims, demands, obligations, actions or causes of action, of any nature whatsoever, which a party may now have, or which may hereafter accrue or otherwise be acquired, arising out of tort, contract, securities, or other theories of liability related to the duties and obligations imposed upon the executive officers and directors of Target.

      7.3   Time Limitations.

      The indemnification granted by Section 7.1, Section 7.4 and Section 7.5 and the representations and warranties contained in Section 7.2 shall be effective so long as the statute of limitations for any claim or cause of action brought against a director or executive officer fails to bar such claim or cause of action; provided, however, the indemnified party shall be entitled to reimbursement of expenses necessary to cause such statute of limitations to be raised as a defense to a claim which would have been barred pursuant to this Section.

      7.4   Target Indemnity.

      With respect to information provided by Target to Buyer for purposes of preparing the Joint Disclosure Document, Target shall indemnify Buyer and Transitory Subsidiary and their respective officers, directors and controlling persons, if any, against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact made by Target or from any failure on the part of Target to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

      7.5   Buyer Indemnity.

      With respect to information provided by Buyer and Transitory Subsidiary to Target for purposes of preparing the Joint Disclosure Document to be delivered to Target's stockholders, Buyer shall indemnify Target, its officers, directors and controlling persons, if any, against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact made by Buyer or Transitory Subsidiary or from any failure on the part of Buyer or Transitory Subsidiary to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

      7.6   Indemnity Procedure.

      Within 15 days after service upon an indemnified party of a summons or other first legal process in connection with the commencement of any action brought against it relating to the Joint Disclosure Document, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; the omission to notify the indemnifying party will relieve it from any liability which it may have to any indemnified party under this Section (but not otherwise) if the indemnifying party proves that it has been materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

8.    Termination.

      8.1   Termination of Agreement.

      Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

            (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

            (b) the Buyer and the Transitory Subsidiary may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer or the Transitory Subsidiary has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before October 1, 2002, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer or the Transitory Subsidiary breaching any representation, warranty, or covenant contained in this Agreement);

            (c) the Target may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary at any time prior to the Effective Time (A) in the event the Buyer or the Transitory Subsidiary has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer and the Transitory Subsidiary of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before October 1, 2002, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement); or

            (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval.

      8.2   Effect of Termination.

      If any Party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5.7 above shall survive any such termination.

9.    Miscellaneous.

      9.1   Survival.

      Each of the representations, warranties, and covenants of the Parties shall survive the Effective Time by two years.

      9.2   Press Releases and Public Announcements.

      No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

      9.3   Other Agreements.

      By executing this Agreement, the Major Shareholders hereby agree to vote all shares of the stock of Target owned by them respectively in favor of the adoption of the Merger.

      9.4   No Third-Party Beneficiaries.

      This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 2 above concerning payment of the Merger Consideration are intended for the benefit of the Target Stockholders.

      9.5   Entire Agreement.

      This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      9.6   Succession and Assignment.

      This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

      9.7   Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      9.8   Headings.

      The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.9   Notices.

      All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to the Target:                     BSI2000, Inc.
                                            12600 West Colfax Avenue, Suite B410
                                            Lakewood, Colorado  80215

               Copy to:                     Steve Rounds, Esq.
                                            4635 E. 18th Avenue
                                            Denver, Colorado

      If to the Buyer:                      Knowledge Foundations, Inc.
                                            c/o Michael Dochterman, CEO
                                            7852 Colgate Avenue
                                            Westminster, California  92683

               Copy to:                     Stephen R. Boatwright, Esq.
                                            Gammage & Burnham
                                            2 North Central Avenue, 18th Floor
                                            Phoenix, Arizona  85004

      If to the Transitory Subsidiary:      KFI, Inc.
                                            c/o Michael Dochterman, CEO
                                            7852 Colgate Avenue
                                            Westminster, California  92683

               Copy to:                     Stephen R. Boatwright, Esq.
                                            Gammage & Burnham
                                            2 North Central Avenue, 18th Floor
                                            Phoenix, Arizona  85004

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      9.10  Governing Law.

      This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      9.11  Amendments and Waivers.

      The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Colorado Business Corporation Act and the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      9.12  Severability.

      Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      9.13  Expenses.

      Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      9.14  Construction.

      The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

      9.15  Incorporation of Exhibits and Schedules.

      The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


                                      *****

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                   KNOWLEDGE FOUNDATIONS, INC.



                                   By: /s/ Michael W. Dochterman
                                       -----------------------------------------
                                          Michael Dochterman, CEO

                                   BSI2000, INC.



                                   By: /s/ Jack Harper
                                       -----------------------------------------
                                         Jack Harper, President



                                   KFI, Inc.


                                   By: /s/ Michael W. Dochterman
                                       -----------------------------------------
                                          Michael Dochterman, CEO

                                   MAJOR SHAREHOLDERS


                                   /s/ Jack Harper
                                   ---------------------------------------------
                                   Jack Harper


                                   /s/ Richard Kirk
                                   ---------------------------------------------
                                   Richard Kirk

                             INDEX OF DEFINED TERMS

Accounts Receivable...........................................................10
affiliate.....................................................................12
Affiliate......................................................................1
Balance Sheet..................................................................1
Bulletin Board................................................................24
Buyer..........................................................................1
Buyer Derivative Securities...................................................24
Buyer Shares...................................................................1
Buyer-owned Share..............................................................1
Certificate of Merger..........................................................1
Closing........................................................................1
Closing Date...................................................................1
Competing Business............................................................21
Confidential Information.......................................................2
Consent........................................................................2
Contract.......................................................................2
Copyrights....................................................................19
Definitive Proxy Materials.....................................................2
Delaware General Corporation Law...............................................2
Derivative Securities..........................................................2
Disclosure Schedule............................................................2
Dissenting Share...............................................................2
Effective Time.................................................................2
Employee Benefit Plan.........................................................11
Encumbrance....................................................................2
ERISA..........................................................................2
Family.........................................................................4
GAAP...........................................................................2
Governmental Authorization.....................................................2
Governmental Body..............................................................2
Intellectual Property Assets...................................................2
Interim Balance Sheet..........................................................9
Joint Disclosure Document......................................................2
Knowledge......................................................................3
Legal Requirement..............................................................3
Major Shareholders.............................................................3
Marks.........................................................................19
Material Interest..............................................................4
Merger.........................................................................3
Merger Consideration...........................................................3
Most Recent Fiscal Quarter End.................................................3
NASD..........................................................................24
National Association of Securities Dealers.....................................3
Order..........................................................................3
Ordinary Course of Business....................................................3
Organizational Documents.......................................................3
Over-the-Counter Bulletin Board................................................3
Parties........................................................................1

Party..........................................................................3
Patents.......................................................................19
Person.........................................................................3
Proceeding.....................................................................4
Proprietary Rights Agreement..................................................18
Prospectus.....................................................................4
Public Reports................................................................22
Registration Statement.........................................................4
Related Person.................................................................4
Requisite Stockholder Approval.................................................4
Rights in Mask Works..........................................................19
SEC............................................................................4
Securities Act.................................................................4
Securities Exchange Act........................................................4
Security Interest..............................................................5
Special Meeting................................................................5
Subsidiary.....................................................................5
Surviving Corporation..........................................................5
Target.........................................................................1
Target Share...................................................................5
Target Stockholder.............................................................5
Tax Return.....................................................................5
Threatened.....................................................................5
Trade Secrets.................................................................19
Transitory Subsidiary..........................................................1


                                       2